Exhibit 99.1

COOPER TIRE & RUBBER COMPANY ATTN: SECRETARY 701 LIMA AVENUE FINDLAY, OH 45840-0550

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to [                                                                            ]

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COOPER TIRE & RUBBER COMPANY

The Board of Directors recommends you vote “FOR” proposals 1, 2 and 3.		For	Against	Abstain

1.	Adopt the Agreement and Plan of Merger, dated as of February 22, 2021, by and among The Goodyear Tire & Rubber Company, Vulcan Merger Sub Inc., a wholly owned subsidiary of The Goodyear Tire & Rubber Company, and Cooper Tire & Rubber Company.	☐	☐	☐

2.	Approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Cooper Tire & Rubber Company’s named executive officers that is based on or otherwise relates to the merger.	☐	☐	☐

3.	Approve the adjournment of the Cooper Tire & Rubber Company special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). For non-Plan participants, if no direction is made, this proxy will be voted “FOR” items 1, 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

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Proxy Card - Cooper Tire & Rubber Company

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF COOPER TIRE & RUBBER COMPANY FOR

THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2021

The undersigned hereby appoints Gerald C. Bialek, Bradley E. Hughes and Stephen Zamansky, or any of them or their substitutes, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated herein, all the shares of common stock of Cooper Tire & Rubber Company held of record by the undersigned at the close of business on April 1, 2021, with all powers that the undersigned would possess if personally present, at the Cooper Tire special meeting to be held at [                                                                            ], on April 30, 2021, at 10:00 am Eastern Time or any reconvened Cooper Tire special meeting following any adjournment(s) or postponement(s) of the Cooper Tire special meeting.

For stockholders, this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted “FOR” the adoption of the merger agreement, “FOR” the merger-related named executive officer compensation proposal and “FOR” the adjournment of the Cooper Tire special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.

Principal Trust Company is Trustee under the following defined contribution plans (the “Plans”) sponsored by Cooper Tire & Rubber Company: Spectrum Investment Savings Plan; Pre-Tax Savings Plan (Texarkana); and Pre-Tax Savings Plan (Findlay). This proxy card is also soliciting voting instructions on behalf of the Board of Directors of Cooper Tire & Rubber Company from Plan participants to direct the Trustee to vote the shares of common stock of Cooper Tire & Rubber Company held in the participants’ accounts under such Plans in accordance with their instructions.

If I, undersigned, am a participant in any of the Plans, pursuant to the applicable terms of the Plan in which I am a participant, I hereby direct the Trustee to vote (in person or by proxy) all shares of common stock of Cooper Tire & Rubber Company held in the account under the Plan at the close of business on April 1, 2021, at the Cooper Tire special meeting to be held at [                                                                            ], on April 30, 2021, at 10:00 am Eastern Time or any reconvened Cooper Tire special meeting following any adjournment(s) or postponement(s) of the Cooper Tire special meeting, in accordance with the instructions given by me on the reverse side of this proxy card.

For Plan participants, this proxy card, when properly executed, will be voted in the manner directed herein by the undersigned participant(s). If no direction is indicated, the Trustee will vote in the same proportion as the Trustee is directed to vote the shares held by other Plan participants who gave directions as to voting. FOR PLAN PARTICIPANTS, IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, YOU WILL NEED TO MARK THE “FOR” BOXES FOR PROPOSALS 1, 2 AND 3.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. FOR STOCKHOLDERS, YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, BUT THE PROXIES CANNOT VOTE THESE SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be voted on the reverse side)